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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1,2004

     Viropro, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

000-26110

    13-3124057

(State or Other Jurisdiction of

(Commission

(I.R.S. Employer

Incorporation or Organization)

File Number)

Identification Number)

4480 Cote de Liesse Nuite 355 Montreal Quebec Canada

H4N 2R1

                 (Address of Principal Executive Offices)

(Zip Code)

Registrant's telephone number, including area code: (514) 731-5552

(Former Name or Former Address if Changed Since Last Report)

SEC 873  (6-04)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM  7.01  Regulation FD Disclosure

VIROPRO PHARMA ACQUIRES PRODUCTION RIGHTS FOR THERAPEUTIC PROTEINS FROM IMMUNO JAPAN

 (Montréal, December 1, 2004) – Viropro Pharma, a subsidiary of Viropro, Inc. (VPRO: OTCBB), is pleased to announce that it has signed a major partnership with the Tokyo-based firm Immuno Japan Inc. for the marketing and production of therapeutic proteins in international markets.

According to the agreement, Viropro Pharma has acquired licences to patented technologies related to the production of therapeutic proteins (alpha and beta interferon, Interleukin 2, EPO (erythropoietin) and human growth factors (rHuG-CSF and rHuGM-CSF) for Latin America, Thailand, China, Taiwan, Singapore and South Africa. Immuno Japan Inc., who developed the licensed technologies in Japan (Tokyo and Kyoto), will oversee the technology transfer process and provide technical support to Viropro Pharma’s clients and partners.

Dr. Tetsuo Nakamura, President of Immuno Japan Inc., has a widely recognized scientific and business background in the field of biotechnology. In addition to holding a number of patents, Dr. Nakamura founded, and has operated for 25 years, the Institute of Immunology Co. Ltd., which specializes in the manufacture of biological reagents (antibodies, proteins) and is one of the leaders in its field in Japan. As well, he has been active in many private and public corporations in Japan, the United States and Canada.

"We expect that by adding Immuno Japan to our partnership network, we will strengthen our presence in key Asian countries while allowing us to also tap major potential in Latin America and elsewhere. The technology and products of Immuno Japan are of proven quality and already enjoy enormous commercial success in the Japanese market. Furthermore, our international partners will be able to produce them at extremely competitive costs," declared Patrick Barnabé, Viropro Pharma’s new President. "Inspired by the requests of many clients and partners, we are working hard to advance our international marketing strategy which includes the development of our sales force in these territories. Announcements on this front are expected shortly."

 "Through the years, Immuno Japan Inc. has acquired a reputation for offering pharmaceutical products of superior quality, as well as innovative technologies, notably related to the development of biopharmaceuticals such as proteins and recombinant monoclonal antibodies," affirmed Tetsuo Nakamura. "We are delighted with the prospects of this partnership and expect that Viropro Pharma will bring us increased international recognition while enhancing our expertise as we open up new markets."

About Viropro

Viropro, Inc. (VPRO: OTCBB) is seeking to establish a growth portfolio in Life Sciences markets through strategic alliances and revenue-producing acquisitions with the potential for continued shareholder value.

Viropro, Inc’s Safe Harbor Statement

Except for any historic information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, which are subject to section 27A of the Securities Act of 1933 and section 21E of the Exchange Act of 1934, and are subject to safe harbor created by these sections. Any statements that express or involve discussions with respect to predictions, beliefs, plans, projections, objectives, goals, assumptions of future events or performances are not statements of historical fact and may be "forward looking statements". Forward looking statements in this release may be identified through the use of such words as "expects", "anticipates", "estimates", "believes", or statements indicating certain actions "may", "could", or "might" occur. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements, which involve numerous risks and uncertainties, including the Company's ability to market its products and services in a competitive environment as well as other factors.

For further information contact:

Trivor Group

Hélène Dupont

Director of Communications

514-731-5552 Ext. 285

hdupont@trivorgroup.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 1, 2004

VIROPRO, INC.

/s/ Richard Lee

_______________________________

Richard Lee, Sole Director and Officer

(acts as chief executive officer and principal accounting officer)